U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012 (May 1, 2012)

American Capital Mortgage Investment Corp.

(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-090772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9220

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2012, American Capital Mortgage Investment Corp. (the "Company") held its 2012 Annual Meeting of Stockholders (the "Annual Meeting"), at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was March 9, 2012. As of the record date, a total of 10,012,100 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 7,422,695 shares present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

  Election of Directors. The Company's stockholders voted to elect seven (7) Director Nominees to hold office for a term of one (1) year, or until the next annual meeting of stockholders:

Nominee	For	Withheld	Non Votes
Robert M. Couch	3,308,224	41,727	4,072,744
Morris A. Davis	3,294,209	55,742	4,072,744
Randy E. Dobbs	3,304,851	45,100	4,072,744
John R. Erickson	3,178,877	171,074	4,072,744
Larry K. Harvey	3,305,624	44,327	4,072,744
Alvin N. Puryear	3,177,028	172,923	4,072,744
Malon Wilkus	3,291,848	58,103	4,072,744

  Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2012.

For	Against	Abstain
7,398,209	15,343	9,143

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

Dated: May 2, 2012	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary